Exhibit 10.1

Amended and Restated Employee Stock Purchase Plan
(As approved by the stockholders on May 4, 2006 and as amended effective as of May 21, 2014)
The purpose of the Employee Stock Purchase Plan (the “Program”) of Quest Diagnostics Incorporated (the “Corporation”) is to provide to employees an ongoing opportunity to purchase shares of Common Stock of the Corporation, par value $0.01 per share (“Common Stock”).
1.Administration. The Program will be administered by the Compensation Committee of the Board of Directors (the “Committee”). The Committee will have authority to (a) exercise all of the powers granted to it under the Program, (b) construe, interpret and implement the Program, (c) to prescribe, amend and rescind rules and regulations relating to the Program, including rules governing its own operations, (d) to make all determinations necessary or advisable in administering the Program and (e) to correct any defect, supply any omission and reconcile any inconsistency in the Program. The determination of the Committee on any matters relating to the Program shall be final, binding and conclusive. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Program. To the extent permitted by applicable law, the Committee may delegate such responsibilities and powers as it specifies to any employee or employees selected by it. Any action undertaken by an administrator in accordance with the Committee’s delegation of authority shall have the same force and effect as if undertaken directly by the Committee. Any such delegation may be revoked by the Committee at any time.
2.    Eligibility. Such groups of employees of the Corporation or any subsidiary or other entity as may from time to time be designated by the Committee (“Participating Entity”) will be eligible to participate in the Program, in accordance with such rules as may be prescribed from time to time by the Committee. No employee can participate in the Program if such employee would, immediately after participating in the Program, own stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Corporation or of its parent or subsidiary corporations. A person may not participate in the Program unless such person is an “employee” as defined in the instructions to the Form S-8 registration statement under the Securities Act of 1933, as amended (or any successor form) as in effect from time to time.
3.    Shares Subject to the Program. The total number of shares of Common Stock which may be transferred pursuant to the Program will be five million (5,000,000) shares of Common Stock in the aggregate. In the event of any stock split, reverse stock split, stock dividend, recapitalization, reorganization, merger, demerger, consolidation, split-up, spin-off, combination or exchange of shares, or any similar change affecting the Common Stock, or in the event the Company pays an extraordinary cash dividend: (i) the number and kind of shares which may be delivered under the Program; (ii) the number and kind of shares subject to outstanding Options (as hereinafter defined); and (iii) the exercise price of outstanding Options shall be appropriately adjusted consistent with such change in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the right granted to, or available for, participants. Except as expressly provided herein, no issuance by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.
4.    Offerings. The Corporation shall make on the last business day of each calendar month or such other period as the Committee may determine (such month or other period being an “Offering Period”), an offering to such employees to purchase shares of Common Stock under the Program.
5.    Participation.
(a)    An employee eligible to participate in the Program pursuant to Section 2 above may participate by completing the Corporation-specified enrollment process. The employee will authorize a regular payroll deduction from his regular compensation, which will be effective as soon as practicable after completion of the enrollment process but may not be retroactive. With respect to any offering made under the Program, an employee may authorize a payroll deduction, but not in excess of the greater of (a) ten percent (10%) of the base salary an employee receives during the Offering Period (or during such

Exhibit 10.1

portion thereof as an employee may elect to participate) and (b) such lesser amount as is determined by the Committee. Additionally, during the Offering Period, the Corporation shall be deemed to contribute an additional amount to the employee’s account equal to 0.1765 multiplied by the amount of the payroll deduction authorized by the employee during the Offering Period.
(b)    An employee may at any time stop, increase or decrease the employee’s payroll deduction by completing a Corporation-specified process. These requests shall become effective as soon as practicable after completion of the process. The Corporation will maintain payroll deduction accounts on its books for all participating employees.
6.    Interest and Application of Funds. The Corporation shall not credit employee accounts with interest and shall hold such accounts for the credit of employees as part of its general funds. All funds received or held by the Corporation under the Program may be used for any corporate purpose.
7.    No Withdrawal of Funds. Once an employee has begun participation in any Offering Period, he may stop his payroll deductions but, except as provided in Section 12 below, may not withdraw any cash balance accumulated in his account.
8.    Purchase of Shares. Each employee participating in any offering under the Program will be granted an option to purchase (an “Option”), upon the effective date of such offering, as many shares of Common Stock as may be purchased with the funds that the participating employee elects to withhold pursuant to Section 5 above.
The purchase price for each share of Common Stock purchased will be the Market Price (as defined in Section 10 below) of a share of Common Stock on the last business day of any Offering Period. The account of each participating employee shall be totaled and the funds in the employee’s account, including the additional amounts deemed to be contributed by the Corporation as of that date, shall be used to purchase Common Stock. The employee shall be deemed to have exercised an Option to purchase such shares of Common Stock at such price and the employee’s account shall be charged for the amount of the purchase.
To the extent an employee is deemed to have exercised an Option to purchase a fractional share of Common Stock pursuant to this Section 8, the value of such fractional share shall be paid to the employee in cash at the same time he or she is delivered whole shares purchased during the applicable Offering Period pursuant to Section 9. Subsequent shares of Common Stock purchased by the employee will be purchased in the same manner, subject to funds having again been deposited in the employee’s account.
9.    Registration. It is anticipated that shares of Common Stock purchased by the employee shall be held by a third party agent in an investment account established for the employee and that, unless special arrangements are made to the contrary, any dividends paid on shares of Common Stock purchased under the Program will be reinvested.
Upon request by the employee to the third party agent or the Corporation, whole shares of Common Stock purchased by an employee will be delivered to a brokerage account designated by the employee.
10.    Definitions. The phrase “Market Price” means, unless the Committee determines otherwise, the closing price of a share of Common Stock on the New York Stock Exchange Composite list (or such other stock exchange as shall be the principal public trading market for the Common Stock) on the relevant date of determination or, if the Common Stock is not traded on such date, the closing price on the New York Stock Exchange Composite list (or such other stock exchange as shall be the principal public trading market for the Common Stock) on the next preceding day on which the Common Stock was traded.
11.    Rights as a Stockholder. None of the rights or privileges of a stockholder of the Corporation shall exist with respect to shares purchased under the Program unless and until ownership of such shares shall have been appropriately evidenced on the Corporation’s books.

Exhibit 10.1

12.    Rights on Retirement, Death, or Termination of Employment.
(a)    In the event of a participating employee’s retirement, death, or termination of employment, no payroll deduction shall be taken with respect to any severance, life insurance or other similar payments due to such employee but, pursuant to the employee’s payroll deduction authorization, a payroll deduction will be made with respect to regular compensation due for the period prior to the participating employee’s retirement, death or termination of employment and such employee will receive on the last day of the applicable Offering Period that number of shares of Common Stock which may be purchased pursuant to Section 8 above from funds in his or her account, provided that, in the event of an employee’s death and upon the request of his estate but subject to the approval of the Committee, the balance in the deceased employee’s account shall be paid to the employee’s estate rather than utilized to purchase shares of Common Stock.
(b)    Following retirement or other termination of employment, a participant (or if the participant is deceased, the representative of the participant’s estate) may elect to have the shares of Common Stock held in the participant’s account under the Program: (i) transferred to a brokerage account designated by the participant; or (ii) sold and the proceeds remitted to the participant. If the Corporation does not receive a written election relating to the shares in a participant’s account from the participant within 60 days following the date the Corporation notifies the participant of the opportunity to make such election, the participant shall be deemed to have made the election provided for in clause (ii) of the preceding sentence; provided, however, that the Committee may in its discretion establish a different default procedure for participants who fail to make a timely election. This Section 12(b) shall be effective as of a date selected by the Committee (which date is expected to be no later than September 1, 2014), including with respect to participants who have retired or whose employment has otherwise terminated prior to such date.
13.    Shares of Entities Other than the Corporation. With respect to the shares of common stock or other securities of entities other than the Corporation held in accounts under the Program, a participant may elect to have the shares or other securities in the account: (i) delivered to the transfer agent for the issuer of such shares or other securities for the participant’s benefit; (ii) transferred to a brokerage account designated by the participant; or (iii) sold and the proceeds remitted to the participant. If the Corporation does not receive a written election relating to such shares or other securities in a participant’s account from the participant within 60 days following the date the Corporation notifies the participant of the opportunity to make such election, the participant shall be deemed to have made the election provided for in clause (iii) of the preceding sentence; provided, however, that the Committee may in its discretion establish a different default procedure for participants who fail to make a timely election. This Section 13 shall be effective as of a date selected by the Committee and expected to be no later than September 1, 2014.
14.    Rights Not Transferable. Rights under the Program are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee’s lifetime only by the employee.
15.    Amendment of the Program. The Committee may at any time, or from time to time, amend or suspend the Program in any respect, including retroactively to the extent necessary; provided, however that no such action shall be made without shareholder approval if such approval is required under tax or stock exchange rules and regulations. Upon any such suspension or amendment of the Program during any Offering Period, the Committee may in its discretion determine that the applicable offer shall immediately terminate and that all amounts in the accounts of participating employees will be carried forward into the employee’s payroll deduction account under a successor program, if any, or promptly refunded.
16.    Effectiveness of the Program. The Program became effective upon its approval by the holders of stock entitled to vote at the Corporation’s May 4, 2006 Annual Meeting of Stockholders (the “Effective Date”).

Exhibit 10.1

17.    Termination of the Program. The Program and all rights of employees under any offering hereunder shall terminate upon the earlier of:
(a)    on the day that participating employees become entitled to purchase a number of shares of Common Stock greater than the number of shares of Common Stock remaining available for purposes of the Program provided, however, if the number of shares of Common Stock so purchasable is greater than the shares of Common Stock remaining available, the available shares of Common Stock shall be allocated by the Committee among such participating employees in such manner as it deems fair; and
(b)    at any earlier time, at the discretion of the Committee.
No offering hereunder shall be made which shall extend beyond the tenth anniversary of the Effective Date. Upon termination of the Program all amounts in the accounts of participating employees shall be carried forward into the employee’s payroll deduction account under a successor program, if any, or promptly refunded.
18.    Governmental Regulations. The Corporation’s obligation to sell and deliver shares of Common Stock under the Program is subject to the approval of any governmental authority required for the authorization, issuance, or sale of such stock.
19.    Share Purchases. Purchases of outstanding shares may be made pursuant to and on behalf of the Program, upon such terms as the Board of Directors of the Corporation may approve, for delivery under the Program.
20.    No Right to Employment. Nothing in the Program shall confer upon any employee the right to continue in the employ of the Corporation or any Participating Entity or affect any right which the Corporation or any Participating Entity may have to terminate such employment.
21.    Expenses. The Committee shall determine in its discretion the extent to which costs of administering and carrying out the Program, including the cost of maintaining participant accounts and costs (including brokerage fees) incurred in connection with transfers or sales of shares pursuant to Sections 12 and 13, will be borne by participants (including participants whose employment has terminated). The Committee’s determinations with respect to allocation of expenses need not be uniform and may be made by it selectively among participants (whether or not such participants are similarly situated).
22.    Governing Law. The Program shall be interpreted, construed and administered in accordance with the laws of the State of New Jersey, without giving effect to principles of conflict of laws.

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